Exhibit 99.1

SAVARA ANNOUNCES PRICING OF $80 MILLION UNDERWRITTEN OFFERING OF COMMON

STOCK AND PRE-FUNDED WARRANTS

LANGHORNE, Pennsylvania – July 13, 2023 – Savara Inc. (Nasdaq: SVRA), a clinical stage biopharmaceutical company focused on rare respiratory diseases, today announced the pricing of an underwritten offering of 21,000,000 shares of its common stock at a price of $3.00 per share and, in lieu of common stock to certain investors that so choose, 5,666,667 pre-funded warrants to purchase common stock at a price of $2.999 per pre-funded warrant, in each case before deducting underwriting discounts and commissions, for total gross proceeds of approximately $80 million. All of the securities to be sold in the offering are being sold by Savara. The offering included new investors TCGX, Frazier Life Sciences, and Janus Henderson Investors, as well as existing investors Bain Capital Life Sciences, New Enterprise Associates (NEA), Adage Capital Partners LP, and Venrock Healthcare Capital Partners. The offering is expected to close on July 17, 2023, subject to the satisfaction of customary closing conditions.

Jefferies LLC and Piper Sandler are acting as joint book-running managers for the offering. Oppenheimer & Co. Inc. is acting as the co-lead manager and H.C. Wainwright & Co., LLC is acting as co-manager for the offering.

These securities were offered by Savara pursuant to its existing shelf registration statement (File No. 333-257709) filed with the Securities and Exchange Commission (SEC) on July 6, 2021 and declared effective on July 16, 2021. A prospectus supplement describing the terms of the offering will be filed with the SEC and will form a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, by telephone at (877) 821-7388, or by email at Prospectus Department@Jefferies.com or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, by telephone at (800) 747-3924, or by email at prospectus@psc.com. An electronic copy of the prospectus supplement and accompanying prospectus relating to the offering will be available on the SEC website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Savara, and shall not constitute an offer, solicitation, or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Savara

Savara is a clinical stage biopharmaceutical company focused on rare respiratory diseases. Savara’s lead program, molgramostim nebulizer solution, is an inhaled granulocyte-macrophage colony-stimulating factor (GM-CSF) in Phase 3 development for autoimmune pulmonary alveolar proteinosis (aPAP). Molgramostim is delivered via an investigational eFlow® Nebulizer System (PARI Pharma GmbH). Savara’s management team has significant experience in rare respiratory diseases and pulmonary medicine, identifying unmet needs, and effectively advancing product candidates to approval and commercialization.

Forward-Looking Statements

Savara cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Such statements include, but are not limited to, statements related to the offering, including the timing of the offering and size. Savara may not actually achieve any of the matters referred to in such forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Savara’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, stock market conditions, Savara’s ability to satisfy the conditions to closing in the underwriting agreement, Savara’s ability to complete the offering, the risks and uncertainties relating to the impact of widespread health concerns impacting healthcare providers or patients, disruptions or inefficiencies in the supply chain and geopolitical conditions on Savara’s business and operations, the outcome of Savara’s ongoing and planned clinical trials for Savara’s product candidate, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for Savara’s operations and to conduct or continue planned clinical development programs, the ability to obtain the necessary patient enrollment for Savara’s product candidate in a timely manner, the ability to successfully develop Savara’s product candidate, the risks associated with the process of developing, obtaining regulatory approval for and commercializing drug candidates such as molgramostim that are safe and effective for use as human therapeutics, and the timing and ability of Savara to raise additional capital as needed to fund continued operations. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Savara’s risks and uncertainties, you are encouraged to review Savara’s documents filed with the SEC including its recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Savara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Media/Investor Contacts:

Savara Inc. IR & PR

Anne Erickson (anne.erickson@savarapharma.com)

(512) 851-1366

###

2